SCHEDULE A
to the
INVESTMENT ADVISORY AGREEMENT
between
VICTORY PORTFOLIOS II

and
VICTORY CAPITAL MANAGEMENT INC.
Dated: May 21, 2015

ETFs
ETF Name	Fee[1]	Last Approved	Must Be Approved By
VictoryShares US 500 Volatility Wtd ETF	0.30%	November 30, 2021	December 31, 2022
VictoryShares US 500 Enhanced Volatility Wtd ETF	0.30%	November 30, 2021	December 31, 2022
VictoryShares US EQ Income Enhanced Volatility Wtd ETF	0.30%	November 30, 2021	December 31, 2022
VictoryShares US Discovery Enhanced Volatility Wtd ETF	0.30%	November 30, 2021	December 31, 2022
VictoryShares Developed Enhanced Volatility Wtd ETF	0.40%	November 30, 2021	December 31, 2022
VictoryShares US Small Cap Volatility Wtd ETF	0.30%	November 30, 2021	December 31, 2022
VictoryShares International Volatility Wtd ETF	0.40%	November 30, 2021	December 31, 2022
VictoryShares US Large Cap High Div Volatility Wtd ETF	0.30%	November 30, 2021	December 31, 2022
VictoryShares US Small Cap High Div Volatility Wtd ETF	0.30%	November 30, 2021	December 31, 2022
VictoryShares International High Div Volatility Wtd ETF	0.40%	November 30, 2021	December 31, 2022
VictoryShares Emerging Market High Div Volatility Wtd ETF	0.45%	November 30, 2021	December 31, 2022
VictoryShares Dividend Accelerator ETF	0.30%	November 30, 2021	December 31, 2022
VictoryShares US Multi-Factor Minimum Volatility ETF	0.30%	November 30, 2021	December 31, 2022
VictoryShares USAA Core Intermediate-Term Bond ETF	0.30%	November 30, 2021	December 31, 2022
VictoryShares USAA Core Short-Term Bond ETF	0.25%	November 30, 2021	December 31, 2022
VictoryShares Emerging Markets Value Momentum ETF*	0.30%	November 30, 2021	December 31, 2022
VictoryShares International Value Momentum ETF*	0.25%	November 30, 2021	December 31, 2022
VictoryShares US Small Mid Cap Value Momentum ETF*	0.15%	November 30, 2021	December 31, 2022
ETF Name	Fee[1]	Last Approved	Must Be Approved By
VictoryShares US Value Momentum ETF*	0.15%	November 30, 2021	December 31, 2022
VictoryShares Nasdaq Next 50 ETF	0.15%	November 30, 2021	December 31, 2022
VictoryShares THB Mid Cap ESG ETF	0.50%	May 18, 2021	December 31, 2022
VictoryShares ESG Core Plus Bond ETF	0.35%	May 18, 2021	December 31, 2022
VictoryShares ESG Corporate Bond ETF	0.35%	May 18, 2021	December 31, 2022
VictoryShares WestEnd U.S. Sector ETF	0.40%	August 30, 2022	December 31, 2023

Mutual Funds

Name of Fund	Fee[1]	Last Approved	Must Be Approved By
Victory US 500 Enhanced Volatility Wtd Index Fund	0.70%	November 30, 2021	December 31, 2022
Victory Market Neutral Income Fund	0.30%	March 1, 2022	December 31, 2022
* Name Change Effective 11/1/2022

Current as of August 30, 2022

VICTORY PORTFOLIOS II

By: /s/ Christopher Dyer

Name: Christopher K. Dyer

Title: President

Accepted:

VICTORY CAPITAL MANAGEMENT INC.

By: /s/ Michael Policarpo

Name: Michael Policarpo II

Title:   President, Chief Financial Officer and Chief Administrative Officer

1 Expressed as a percentage of average daily net assets.  Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time.  In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.